                                                                     EXHIBIT 99

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


The undersigned hereby agree that:

     (i) each of them is individually eligible to use the Schedule 13D attached hereto;

    (ii) the attached Schedule 13D is filed on behalf of each of them; and

   (iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.


Dated: October 24, 2006


      CITICORP INTERNATIONAL FINANCE CORPORATION

      By:    /s/ William H. Wolf
          -----------------------------
      Name:  William H. Wolf
      Title: Vice President


      CITICORP BANKING CORPORATION

      By:    /s/ William H. Wolf
          -----------------------------
      Name:  William H. Wolf
      Title: Senior Vice President


      CITIGROUP INC.

      By:    /s/ Ali L. Karshan
          -------------------------------
      Name:  Ali L. Karshan
      Title: Assistant Secretary

                                   SCHEDULE A

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                   CITICORP INTERNATIONAL FINANCE CORPORATION

Set forth below are the names, titles, business addresses, principal occupations and citizenships of the Directors and Executive Officers of Citicorp International Finance Corporation.

                                        PRINCIPAL OCCUPATION AND
NAME, TITLE AND CITIZENSHIP             BUSINESS ADDRESS
------------------------------------    -------------------------------------------------
Enrique Bascur                          Banker
Director                                Citigroup Venture Capital Investment Management
Chile                                   731 Lexington Avenue
                                        New York, NY 10022

Marc Desaedeleer                        Head of Product Management
Director & Executive Officer            Citigroup Venture Capital
Belgium                                 33 Cavendish Square
                                        London W1A2SY
                                        United Kingdom

Pradip Chhadva                          Product Specialist, Latin America
Director                                Citigroup Corporate and Investment Bank
United States                           201 S. Biscayne Blvd.
                                        Miami, FL 33131

Ricardo Arroyo                          Chief Financial Officer, Brazil
Director                                Citigroup Corporate and Investment Bank
United States                           Avenida Paulisa IIII - Cerque
                                        Citicorp Center
                                        Sao Paolo
                                        Brazil

Alfred Rodrigues                        Financial Control and Operations Head
Director                                Citigroup Venture Capital
United Kingdom                          33 Cavendish Square
                                        London W1A2SY
                                        United Kingdom

Margaret Butler                         Chief Communications Officer - Bahamas & Cayman
Executive Officer                       Islands
Bahamas                                 Latin American Investment Bank
                                        110 Thompson Blvd.
                                        Oakes Field
                                        Nassau
                                        Bahamas

Gregory J. Cioffi                       Tax Attorney
Executive Officer                       Citigroup Inc.
United States                           909 3rd Avenue
                                        New York, NY 10022

Steve Micka                             Reporting Manager
Executive Officer                       Citigroup Inc.
United States                           3800 Citibank Center
                                        Tampa, FL 33610

David W. Wagner                         Head of Corporate Tax, Latin America
Executive Officer                       Citigroup Inc.
United States                           909 3rd Avenue
                                        New York, NY 10022

             DIRECTORS AND EXECUTIVE OFFICERS OF CITIGROUP INC.

Set forth below are the names, titles, business addresses, principal occupations and citizenships of the Directors and Executive Officers of Citigroup Inc.

                                                    PRINCIPAL OCCUPATION AND
NAME, TITLE AND CITIZENSHIP                             BUSINESS ADDRESS
-----------------------------------     ----------------------------------------------------
C. Michael Armstrong                    Chairman, Board of Trustees
Director                                Johns Hopkins Medicine
United States                           Health System Corporation and Hospital
                                        1683 Galleon Drive
                                        Naples, FL 34102

Alain J. P. Belda                       Chairman and Chief Executive Officer
Director                                Alcoa Inc.
Brazil and Spain                        390 Park Avenue
                                        New York, NY 10022

George David                            Chairman and Chief Executive Officer
Director                                United Technologies Corporation
United States                           One Financial Plaza
                                        Hartford, CT 06101

Kenneth T. Derr                         Chairman, Retired
Director                                Chevron Corporation
United States                           345 California Street
                                        San Francisco, CA 94104

John M. Deutch                          Institute Professor
Director                                Massachusetts Institute of Technology
United States                           77 Massachusetts Avenue
                                        Cambridge, MA 02139

The Honorable Gerald R. Ford            Former President of the United States of America
Honorary Director                       40365 Sand Dune Road
United States                           Rancho Mirage, CA 92270

Roberto Hernandez Ramirez               Chairman of the Board
Director                                Banco Nacional de Mexico
Mexico                                  Actuario Roberto Medellin No. 800
                                        Col. Santa Fe, 01210
                                        Mexico City, Mexico

Ann Dibble Jordan                       Consultant
Director                                2940 Benton Place, NW
United States                           Washington, DC 20008-2718

Dr. Klaus Kleinfeld                     President and Chief Executive Officer
Director                                Siemens AG
Germany                                 Wittesbacherplatz 2
                                        D-80333
                                        Munich, Germany


Andrew N. Liveris                       Chairman and Chief Executive Officer
Director                                The Dow Chemical Company
Australia                               2030 Dow Center
                                        Midland, MI 48674

Dudley C. Mecum                         Managing Director
Director                                Capricorn Holdings, LLC
United States                           30 East Elm Street
                                        Greenwich, CT 06830

Anne M. Mulcahy                         Chairman and Chief Executive Officer
Director                                Xerox Corporation
United States                           800 Long Ridge Road
                                        Stamford, CT 06904

Richard D. Parsons                      Chairman and Chief Executive Officer
Director                                Time Warner Inc.
United States                           One Time Warner Center
                                        New York, NY 10019

Charles Prince                          Chairman and Chief Executive Officer
Director and Executive Officer          Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043

Dr. Judith Rodin                        President
Director                                The Rockefeller Foundation
United States                           420 Fifth Avenue
                                        New York, NY 10018

Robert E. Rubin                         Chairman of the Executive Committee and
Director and Executive Officer          Member of the Office of the Chairman
United States                           Citigroup Inc.
                                        399 Park Avenue
                                        New York, NY 10043

Franklin A. Thomas                      Consultant
Director                                The Study Group
United States                           380 Lexington Avenue
                                        New York, NY 10168

Ajay Banga                              Chairman and Chief Executive Officer
Executive Officer                       Global Consumer Group-International
India                                   Citigroup Inc.
                                        399 Park Avenue
                                        New York, NY 10043

Sir Winfried F. W. Bischoff             Chairman
Executive Officer                       Citigroup Europe
United Kingdom and Germany              33 Canada Square
                                        Canary Wharf
                                        London E14 5LB
                                        United Kingdom

David C. Bushnell                       Senior Risk Officer
Executive Officer                       Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043


Robert Druskin                          President and Chief Executive Officer
Executive Officer                       Citigroup Corporate & Investment Banking
United States                           388 Greenwich Street
                                        New York, NY 10013

Steven J. Freiberg                      Chairman and Chief Executive Officer
Executive Officer                       Global Consumer Group-North America
United States                           Citigroup Inc.
                                        399 Park Avenue
                                        New York, NY 10043

John C. Gerspach                        Controller and Chief Accounting Officer
Executive Officer                       Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043

Michael S. Helfer                       General Counsel and Corporate Secretary
Executive Officer                       Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043

Lewis B. Kaden                          Vice Chairman and Chief Administrative Officer
Executive Officer                       Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043

Sallie L. Krawcheck                     Chief Financial Officer
Executive Officer                       Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043

Manuel Medina-Mora                      Chairman and Chief Executive Officer
Executive Officer                       Latin America and Mexico
Mexico                                  Act. Roberto Medellin 800
                                        Edifico Sur. 5 piso
                                        Col. Sta Fe/C.P. 01210
                                        Mexico, D.F.

William R. Rhodes                       Senior Vice Chairman
Executive Officer                       Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043

Todd S. Thomson                         Chairman and Chief Executive Officer
Executive Officer                       Global Wealth Management Group
United States                           787 7th Avenue
                                        New York, NY 10019

Stephen R. Volk                         Vice Chairman
Executive Officer                       Citigroup Inc.
United States                           399 Park Avenue
                                        New York, NY 10043